UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2004

Arrowhead Research Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-21898	46-0408024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1118 East Green Street, Pasadena, CA	91106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 792-5549

Not Applicable

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.

(a) Former independent accountants

On July 20, 2004, Arrowhead Research Corporation (“Arrowhead Research”) engaged the accounting firm of Rose, Snyder & Jacobs as its new independent accountants and notified Kevin G. Breard, CPA, an Accountancy Corporation (“Breard”), of the company’s decision not to renew Breard’s contract to perform auditing services for Arrowhead Research. Arrowhead Research’s Audit Committee approved the decision to change auditors at this time based largely on that committee’s evaluation that Rose, Snyder & Jacobs will provide Arrowhead Research with greater resources and expertise with respect to public reporting and financial disclosure.

By way of background, Arrowhead Research, formerly known as Interactive Group, Inc. (“Interactive Group”), consummated a stock exchange transaction in January 2004, in which Interactive Group sold approximately 89% of its common stock to the owners of Arrowhead Research Corporation (“ARC”), a privately-held California corporation (the “Stock Exchange”). In this Stock Exchange, the owners of ARC acquired control of Interactive Group through the acquisition of the majority of issued and outstanding shares of common stock of Interactive Group, and Interactive Group acquired 100% of the issued and outstanding stock of ARC, with ARC becoming a wholly-owned subsidiary of Interactive Group. Soon after the transaction was completed, Interactive Group changed its name to Arrowhead Research Corporation.

Breard acted as ARC’s independent auditors from the time of ARC’s incorporation on May 7, 2003. On January 7, 2004, in connection with the consummation of the Stock Exchange, Breard was selected to act as the independent auditors for Arrowhead Research as well.

Breard audited Arrowhead Research’s financial results for the fiscal year ended September 30, 2003 (which consisted of a partial period from May 7, 2003 through September 30, 2003) and provided interim review services to Arrowhead Research for the subsequent interim periods preceding the date hereof. In connection with its audit for the fiscal year ended September 30, 2003, the audit report issued by Breard contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audit of Arrowhead Research for the fiscal year ended September 30, 2003 and the subsequent interim periods preceding the date hereof, there were no disagreements with Breard on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Breard, would have caused Breard to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through July 20, 2004, there were no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Arrowhead Research has furnished to Breard the statements made in this Item 4 and requested that Breard furnish it with a letter addressed to the Commission stating whether or not it agrees with such statements. A copy of the letter is filed as an Exhibit to this Current Report on Form 8-K.

(b) New independent accountants

As stated above, Arrowhead Research engaged Rose, Snyder & Jacobs as its new independent accountants effective July 20, 2004. This decision was made by the Audit Committee of Arrowhead Research’s Board of Directors.

Arrowhead Research did not consult with Rose, Snyder & Jacobs during the fiscal years ended September 30, 2003 and 2002, and the interim period from October 1, 2003 through July 20, 2004, on the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or any matter that was either the subject of a disagreement or a reportable event.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
16.1	Letter from Kevin G. Breard, CPA, an Accountancy Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2004
ARROWHEAD RESEARCH CORPORATION

	By:	/s/ R. Bruce Stewart
R. Bruce Stewart, President